Exhibit 10.10

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

MASTER SERVICES AGREEMENT

THIS MASTER SERVICES AGREEMENT (this “Agreement”) is effective as of October 14, 2013 (the “Effective Date”) and is entered into among Alder Biopharmaceuticals Inc., a Delaware corporation (“Alder”) having its principal place of business at 11804 North Creek Parkway South, Bothell, WA 98011, USA, FUJIFILM Diosynth Biotechnologies U.S.A., Inc., a Delaware corporation (“FDBU”), formerly known as Diosynth RTP Inc., having its principal place of business at 101 J. Morris Commons Lane, Morrisville, NC 27560 USA, and FUJIFILM Diosynth Biotechnologies UK Limited (“FDBK”), having its principal place of business at Belasis Avenue, Billingham, TS23 1LH, United Kingdom (each a “Party”, and, two or all of them, collectively, the “Parties”). In this Agreement, the term “Fujifilm” means, individually and collectively, as the context requires, FDBU and/or FDBK.

The Parties intend that, under this Agreement, from time to time, Alder may desire FDBU and/or FDBK to carry out Programs in relation to the production of Products, and FDBU and FDBK may agree to carry out Programs in relation to the production of Products, under the terms of this Agreement and the applicable Statements of Work (all as defined below).

Now, therefore, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties agree as follows:

Definitions:

“Affiliate” shall mean in relation to any Party, any corporation, association or other business entity which directly or indirectly controls, is controlled by or is under common control with such Party, and “control” shall mean the legal power to direct or cause the direction of the general management and policies of such entity whether through the ownership of at least 50% of voting securities or capital stock of such business entity or any other comparable equity or ownership interest with respect to a business entity other than a corporation.

“Agreement” shall mean this Agreement (as defined in the preamble), and, as the context requires, this Agreement together with the Quality Agreement, the applicable Statements of Work, and any other documents or agreements incorporated by reference into this Agreement from time to time.

“Alder” shall mean Alder Biopharmaceuticals, Inc.

“Alder’s Confidential Information” shall have the meaning set forth in Section 7(a).

“Alder Process Invention” shall have the meaning set forth in Section 9(a).

“Alder Technology” shall mean all materials, reagents and processes (together with associated data and information) owned or possessed by Alder and their progeny and derivatives, associated with [***], transferred to Fujifilm for use during a Program or transferred to Fujifilm for use under the Prior Agreement. The foregoing includes, without limitation, [***]. Alder Technology shall be included within Alder Confidential Information.

“Assumptions” shall have the meaning set forth in Section 6(a).

“Batch” shall mean the quantity of Product derived from a single run of the Process under this Agreement.

1.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

“Batch Cancellation Fee” shall mean the applicable sum, if any, detailed in the applicable Statement of Work payable by Alder as a result of its cancellation of a GMP Batch or GMP Batches. A Batch Cancellation Fee is a type of “Cancellation Fee”.

“Campaign Cancellation fee” shall mean the applicable sum, if any, detailed in the applicable Statement of Work payable by Alder as a result of its cancellation of an entire GMP Campaign or termination of a GMP Program. A Campaign Cancellation Fee is a type of “Cancellation Fee”.

“cGMP” shall mean the regulatory requirements for Current Good Manufacturing Practices which are applicable to the circumstances in which the term is being used, as each may be amended from time to time, including without limitation the U.S. Federal Food, Drug, and Cosmetic Act, as amended, and its implementing regulations, and Directive 91/356/EEC, as amended by 2003/94/EC, and the Guide to Good Manufacturing Practice (Volume 4 of “The rules governing medicinal products in the European Union”), including the Rules and Guidance for Pharmaceutical Manufacturers and Distributors 2007 part II: Basic Requirements for Active Substances used as Starting Materials, and ICHQ7 — as incorporated in the EU in Annex 18 to the GMP Guide, and in the USA in the Federal Register volume 86 No 186 (ICHQ7).

“Claim” shall have the meaning set forth in Section 15(a).

“Confidential Information” shall mean Alder’s Confidential Information and/or Fujifilm’s Confidential Information, as the context requires.

Conforming GMP Batch and Conforming GNP Product: A GMP Batch (or, as the context requires, GMP Product) that meets all of the following requirements:

(i)	has been manufactured in compliance with all cGMP requirements;

(ii)	conforms to the Product Specification; and

(iii)	conforms to all of the additional requirements, if any, set forth in the applicable Statement of Work.

“Disposition” shall mean the stage during a Program or the process by which all data, records and documentation (including executed batch manufacturing records) related to cGMP manufacture of each GMP Batch is reviewed.

“Disposition Package” shall mean the compilation of data, records and documentation for a GMP Batch, including but not limited to, executed batch manufacturing records, genealogy, certificate of analysis (“COA”) and associated Quality Control data, and any other data, records or documentation required under the Quality Agreement.

“Drug Product” shall mean the final dosage form of the Product which is manufactured using bulk drug Product manufactured under this Agreement and which contains Product in association with other active or inactive ingredients.

“Facility” shall mean, with respect to FDBU, its manufacturing facility at [***], and, with respect to FDBK, its development and manufacturing facility at [***], or such other facility or facilities identified in the applicable Statement of Work, as the context requires.

“Fujifilm’s Confidential Information” shall have the meaning set forth in Section 7(b).

“Fujifilm Factor” shall mean any of the following factors: (a) the negligence or greater culpability, fraud, or illegal conduct of Fujifilm or any other Fujifilm Indemnitee, (b) the failure of Fujifilm or any other Fujifilm Indemnitee to comply with applicable Legal Requirements, including without limitation cGMP, (c) the failure of Fujifilm to maintain in accordance with cGMP the Facilities that are required to be maintained in accordance with cGMP; (d) the

2	CONFIDENTIAL

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

failure of Fujifilm or any other Fujifilm Indemnitee to comply with the applicable material terms of this Agreement, the applicable Statement(s) of Work, or the Quality Agreement, or (e) the use of [***] by Fujifilm or any other Fujifilm Indemnitee [***]. For the avoidance of doubt, a failure that results from discovery of a factor that affects the Process or production of a Product, which factor was not known and could not reasonably have been known at the commencement of the applicable Programme, shall not be considered to be a Fujifilm Factor.

“Fujifilm Process Invention” shall have the meaning set forth in Section 9(a).

“GMP Batch” shall mean a Batch which is identified in a Statement of Work as a GMP Batch and which is or is intended to be manufactured during a GMP Stage and subject to Disposition, all in accordance with cGMP, and “GMP Product” shall mean the Product from or in the GMP Batch.

“GMP Stages” shall mean the Stages of a Program identified in the applicable Statement of Work during which activity associated with cGMP manufacture of Product is or is intended to take place, including cGMP preparation, engineering runs, cGMP manufacturing (including production and pre- and post-manufacturing cleaning, as well as any cleaning required between Batches), Disposition and reporting.

“Impasse Notice” shall have the meaning set forth in Section 6(b).

“Issued Batch Record” shall mean the batch record Instruction issued from the Master Batch Record for completion in production.

“Legal Requirements” shall mean all laws, rules, regulations, ordinances, guidance, guidelines, and standards of any governmental or regulatory authority which are applicable to the circumstances in which the term “Legal Requirements” is used, including without limitation (a) cGMP, (b) the regulations and regulatory guidance promulgated by the FDA, the MHRA or the EMA (and, subject to express prior written agreement of the Parties, other applicable Regulatory Authorities), and (c) all laws and regulations requiring permits, licenses, filings or certifications with respect to Alder, Fujifilm, a Facility, or the manufacture of Product or performance of other obligations under this Agreement.

“manufacture” or “produce” shall mean all steps and activities performed or to be performed by Fujifilm to produce Product, as set forth in the applicable Statement of Work, including, as applicable, the manufacturing, formulation, filling, finishing, packaging, inspection, labeling, testing, quality control, disposition, release, shipping and storage of Product.

“Master Batch Record” shall mean the document which sets out in detail the master production instructions for production of Product, as defined in sections 6.4 and 6.5 of the Rules and Guidance for Pharmaceutical Manufacturers and Distributors Part II: Basic Requirements for Active Substances Used as Starting Materials. The Master Batch Record, and any changes thereto, must be reviewed and approved by both Parties.

“Modification” shall have the meaning set forth in Section 6(a).

“Non-Conforming GMP Batch” and “Non-Conforming GMP Product” shall mean any GMP Batch or any Product from a GMP Batch which fails to meet any of the following requirements: (i) has been manufactured in compliance with all cGMP requirements; and (ii) conforms to the Product Specification; and (iii) conforms to all of the additional requirements, if any, set forth in the applicable Statement of Work.

“Non-GMP Stages” shall mean the Stages of a Program other than GMP Stages.

3	CONFIDENTIAL

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

“Party” or “Parties” shall have the meaning set forth in the preamble. As the context requires, the phrase “either Party” or “the Parties” refers to Alder, on the one hand, and FDBU and/or FDBK, on the other hand.

“Prior Agreement” shall mean the bioprocessing services agreement between Alder and FDBU dated [***] (as may have been amended in writing by the Parties from time to time, the “Prior BSA”) under which Fujifilm provided bulk drug manufacturing services and/or the quality agreement between Alder and FDBU that is related to the Prior BSA (the “Prior QA”).

“Process” shall mean the process for manufacture of a Product.

“Process Consumable” or “Consumable” shall mean a consumable item used or intended for use in a Program including, without limitation, reagents, raw materials, packaging components, chromatography resins, filters, filtration membranes, media, buffer bags, refold bags, tubing, hoses, disposable analytical test kits, in-process measurement probes, analytical columns and disposable containers.

“Process Specification” shall mean the document which defines all steps in the Process, including any critical processing parameters and in-process specifications.

“Product” shall mean the proprietary product of Alder which is the subject of a Program as identified in the applicable SoW. When the context requires, the term “Product” also means the tangible forms of Product which are or are to be manufactured by Fujifilm under this Agreement.

“Product Invention” shall have the meaning set forth in Section 9(a).

“Product Specification” shall mean the qualitative, quantitative, functional and analytical specifications that describe testing methods and acceptance criteria for Product, as set out in the quality documents, as agreed and as amended from time to time by the Parties.

“Program” shall mean the services to be performed under this Agreement and the applicable Statement of Work, as set out in the applicable Statement of Work.

“Program Amendment Order” or “PAO” shall mean a document detailing changes to the Agreement and/or a Program, in each case as agreed and signed by the applicable Parties.

“Program Price and Payment Schedule” shall mean the program price and payment schedule attached to or contained in the applicable SoW.

“Quality Agreement” shall mean the quality agreement dated as of the Effective Date entered into by the Parties.

“SoW” or “Statement of Work” shall mean the scope of work or statement of work agreed and signed by the applicable Parties setting out in detail the work to be undertaken during a Program. As the context requires, references to a “Scope” shall be deemed references to the applicable Statement of Work, with the appropriate changes having been made, mutatis mutandis.

“Work Output” shall have the meaning set forth in Section 8(a).

References in this Agreement to “Schedules” refer to the Schedules incorporated into this Agreement. References to Sections and Clauses are references to sections and clauses in this Agreement unless specified otherwise. References to the singular include the plural and vice versa, and “include” and “including”, etc., means including without limitation.

4	CONFIDENTIAL

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Section 1.

SoWs /Performance of Programs

a)	From time to time, at Alder’s request, the Parties will agree on Programs to be undertaken. It is intended and the Parties agree that each Program will be subject to a separate, numbered, Statement of Work (being “Statement of Work #1”, “Statement of Work #2”, etc.). It is intended and the Parties agree that each Statement of Work shall be signed by Alder and FDBU and/or FDBK, depending on which of them shall be the primary party to perform the work defined under such Statement of Work, and, once its terms are agreed and, on signature, the Statement of Work shall be subject to the terms of and incorporated into this Agreement by this reference.

b)	Fujifilm shall perform its obligations in accordance with and as set forth in this Agreement, the Statements of Work and the Quality Agreement. Without limitation, Fujifilm will timely and diligently perform each Program for Alder in accordance with the terms and conditions of this Agreement, the applicable SoW and the Quality Agreement through the devotion of a sufficient number of persons of requisite skill and training. Subject to and in each case as limited by Section 1(g) and Section 1(h), Alder may require that any deficient or defective Program services be reperformed or corrected, at Fujifilm’s expense.

c)	Terms defined in the main body of this Agreement shall have same meaning when used in the Sow or Quality Agreement, unless a different meaning is given therein. in the event of any conflict between or among the component parts of this Agreement, then, unless the Parties expressly agree that a particular clause will control over all other component parts, the following order of precedence shall apply:

1.	the provisions in the main body of this Agreement;

2.	the provisions in the Quality Agreement and

3.	the provisions in the SoW.

d)	Alder shall perform its obligations in accordance with and as set forth in this Agreement, the applicable SoW and the Quality Agreement, shall support and cooperate with the execution of each Program and shall not knowingly engage in any act or omission, which may reasonably be expected to prevent or delay the successful execution of a Program. The foregoing shall not be construed in derogation of Alder’s rights to terminate this Agreement pursuant and subject to the terms of this Agreement.

e)	Fujifilm warrants (as of the time of delivery) and covenants, as applicable, that all Product is and will be transferred to Alder free and clear of all liens and encumbrances of any kind arising through Fujifilm or any Fujifilm Affiliates or their respective agents or subcontractors. Fujifilm warrants (as of the time of delivery) and covenants, as applicable, that, with respect to each non-GMP Batch that is a development batch, Fujifilm has used and will use commercially reasonable efforts to ensure that the Product meets the agreed specifications or targets (including [***]) set forth in the applicable documents). Fujifilm warrants (as of the time of delivery), and covenants, as applicable, that each GMP Batch and all GMP Product: (i) has been and will be produced in accordance with cGMP; (ii) compiles with and will comply with cGMP; and (iii) has not been and will not be adulterated, misbranded or modified by Fujifilm.

f)

Fujifilm shall provide Alder’s quality assurance department with a Disposition Package within [***] of completion of Disposition of each GMP Batch by Fujifilm and (if appropriate) a recommendation for such batch to be released and, if requested samples of such Batch. Within [***] after Alder’s receipt of the Disposition Package together with any requested samples, Alder shall review the Disposition Package in order to determine, to the extent reasonably ascertainable therefrom and subject to Alder’s rights below, whether it agrees with Fujifilm’s findings in the Disposition

5	CONFIDENTIAL

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Package, and, in particular, with Fujifilm’s determination of conformity or non-conformity. Any complaints of non-conformity by Alder in relation to the Disposition Package shall be delivered to Fujifilm in writing within [***] after receipt by Alder of the Disposition Package together with any requested samples (or, in the case of a latent non-conformity that was not readily ascertainable therefrom, within [***] after discovery of such latent non-conformity and in any case within [***] following delivery of the Disposition Package), accompanied by supporting data.

If the Parties do not agree on Fujifilm’s findings in the Disposition Package, and, in particular, with Fujifilm’s determination of conformity or non-conformity, or [***], the matter shall be referred to a mutually acceptable qualified independent third party for resolution in accordance with Section 1(i) below.

g)	The following provisions shall apply if Fujifilm determines or the Parties agree (or, in the absence of agreement, a mutually acceptable qualified independent third party determines) that there is Non-Conforming GMP Product:

(i)	The Non-Conforming GMP Product shall not be delivered to Alder, unless Alder requests it. If Alder requests delivery of the Non-Conforming Product, Fujifilm shall deliver such Non-Conforming Product. If Alder requests delivery of the Non-Conforming GMP Product, and the parties agree on an equitable price for the Non-Conforming GMP Product (which shall be negotiated in good faith by the parties), then, unless prohibited by applicable Legal Requirements, Fujifilm shall deliver such Non-Conforming GMP Product in accordance with Section 12(a) and Alder shall pay to Fujifilm the agreed price.

(ii)	[Reserved]

(iii)	The following provisions shall apply if the non-conformity was not caused by any Fujifilm Factor:

(1)	Alder shall be obliged to make payment for the manufacture of such Non-Conforming Batch as set out in the applicable Program Price and Payment Schedule.

(2)	if Alder wishes Fujifilm to carry out additional work under a Program, such additional work, including the rework or reprocessing of the Non-Conforming GMP Product or the manufacture of a new GMP Batch, shall be carried out at a time to be agreed and subject to agreement of the price payable in respect of such rework, reprocessing or further manufacture, such agreement to be recorded in a PAO.

(iv)	The following provisions shall apply if the non-conformity was caused by any Fujifilm Factor(s): Fujifilm shall, at Alder’s option:

(1)

Subject to Section 1(g)(iv)(2) below, replace the Non-Conforming GMP Product with Conforming GMP Product, at no additional cost to Alder, either through rework or reprocessing of the Non-Conforming GMP Batch (if Alder consents to such rework or reprocessing), or additional manufacture of Conforming GMP Product, all of which shall be undertaken at Fujifilm’s cost and expense (including with respect to Consumables), as soon as reasonably practicable. For clarity, under this option, the payment due at or following completion of the manufacture of the GMP Batch shall not be due until the date on which the replacement Product is Dispositioned and agreed to be Conforming GMP Product by both parties (or, in the absence of

6	CONFIDENTIAL

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

agreement, by a mutually acceptable qualified independent Third] Party). Subject to availability of Consumables, Fujifilm shall use commercially reasonable efforts to initiate such replacement within [***] of the date on which Fujifilm determines or the Parties agree (or, in the absence of agreement, a mutually acceptable qualified independent third party determines) that there is Non-Conforming GMP Product.

(2)	If (A) Fujifilm is unable to or if Fujifilm reasonably determines that it will be unable to initiate the replacement of the Non-Conforming GMP Product with Conforming GMP Product within the period specified in Section 1(g)(iv)(1) above (which determination shall be promptly notified to Alder), or (B) the Product manufactured under Section 1(g)(iv)(1) is Non-Conforming GMP Product and the non-conformity was caused by any Fujifilm Factor(s), then, in either case, at Alder’s option:

(i)	In the case of Section 1(g)(iv)(2)(A), Alder may cancel any such replacement [***], and, in addition, in the case of Section 1(g)(iv)(2)(A) or (B), Alder may issue instructions to Fujifilm for, at Alder’s option, a payment to Alder of [***] and any other part of the Program that is invalid as a result of the Non-Conformity; Alder [***]; if Alder issues instructions [***], Fujifilm shall issue the payment/credit within [***] of receipt of the payment/credit instructions; or

(ii)	Alder may issue instructions to Fujifilm for replacement, at a date mutually agreed to by the Parties, under Section 1(g)(iv)(1), and Fujifilm shall proceed accordingly.

(3)	For clarity, in addition, and if applicable, Fujifilm shall either, at Fujifilm’s option, [***], to the extent that the life span of such Consumable has been shortened or if such Consumable has been rendered unusable.

h)	Except for the indemnities provided in this Agreement and except for any other rights or remedies expressly set forth in this Agreement (including, for example, its termination rights, and its right to [***]), the remedies set out in Section 1(g) shall be Alder’s sole remedies against Fujifilm for any Non-Conforming GMP Batch caused by or arising as a result of a Fujifilm Factor.

i)

if the parties do not agree on Fujifilm’s findings in the Disposition Package, and, in particular, with Fujifilm’s determination of conformity or non-conformity, or on the cause of non-conformity, the matter shall be referred to a mutually acceptable qualified independent Third Party for resolution in accordance with this Agreement and the Quality Agreement. If the parties agree to or if the Third Party requests additional testing or analysis of samples, Fujifilm or a mutually acceptable Third Party laboratory shall perform the testing and analysis activities. The costs of such independent laboratory shall be [***]; provided, however, that if [***] is the

7	CONFIDENTIAL

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

prevailing party, [***] shall reimburse [***] for such costs incurred. The decision of such independent laboratory shall be in writing and shall be binding on both Parties unless there has been a manifest error on the face of the decision whereupon the Parties shall revert to the arbitration procedure set forth in Section 14. For the avoidance of doubt, the Parties will follow Fujifilm quality procedures and cGMP while accepting or rejecting the disputed Batch.

j)	Unless Alder requests delivery of Non-Conforming GMP Product (for clarity, the Parties acknowledge that any such delivery would be subject to applicable Legal Requirements), Fujifilm shall dispose of Non-Conforming GMP Product in accordance with all applicable Legal Requirements, [***] if the non-conformity was caused by any Fujifilm Factor(s) and [***].

k)	Alder may cancel one or more Batches comprising a Manufacturing Stage of a Program and, if a Batch Cancellation Fee is applicable under the terms of this Agreement and the related Statement of Work, [***] in consideration for technical consultancy in relation to such cancellation. If Alder cancels all of the Batches in a Program, the applicable Program shall be deemed to have been terminated by Alder for convenience under Section 20(b), unless the parties otherwise agree in writing, and [***] may be applicable under the terms of this Agreement and the related Statement of Work, in which case [***] in consideration for technical consultancy in relation to such cancellation.

l)	For each GMP Batch, the Parties will mutually agree on a “Batch Commencement Date” for the Batch (which date may be changed from time to time by mutual agreement of the Parties). The Batch Commencement Date will be used to determine whether [***] payable and, if so, [***]. If a [***] is triggered, Fujifilm shall [***] mitigate its loss in this regard, and the parties shall, acting reasonably and in good faith, negotiate [***].

m)	Alder may, in writing, request changes within the general scope of a Program, and, if such change increases or decreases the cost or time required to perform a Program, [***], to reflect the increase or decrease, and the Parties shall enter into a PAO to amend the Statement of Work accordingly.

Section 2.

Alder Deliverables

a)	Under each Statement of Work, the Parties will specify with particularity the Alder Deliverables (including any Process Consumables) that are to be provided by Alder for the related Program, and Alder will timely provide Fujifilm with the applicable Alder Deliverables (as listed in the applicable SoW). Failure by Alder to provide Alder Deliverables within the timeframe set forth in the applicable SoW may cause an increase in the cost or time required to perform a Program, and, if so, [***], to reflect the increase or decrease, and shall enter into a Program Amendment Order in accordance with Section 6 of this Agreement.

b)

Title to Alder Deliverables shall remain with Alder. [***]. Fujifilm shall not sell, pledge, hypothecate, or otherwise transfer any interest in Alder Deliverables. Fujifilm shall not permit access to Alder Deliverables except to persons who have a need to access in order to perform their duties in carrying out Fujifilm’s

8	CONFIDENTIAL

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

obligations under this Agreement and shall not part with possession of Alder Deliverables except to Affiliates and other approved subcontractors who have a need to possess in order to perform their duties under this Agreement. Fujifilm shall use Alder Deliverables solely for purposes of performing the applicable Program. Fujifilm shall provide safe and secure storage conditions for Alder Deliverables and protect them from damage and loss while they are at Fujifilm’s location.

c)	Fujifilm shall timely procure, all Process Consumables (except Process Consumables to be provided by Alder), subject to reimbursement in accordance with the terms of this Agreement and the related Statement of Work. Fujifilm shall maintain, store and perform testing and evaluation of all Consumables (including Alder-provided Process Consumables), as required by the applicable specifications and cGMP and otherwise in accordance with the Quality Agreement and applicable SOPs. Fujifilm shall use Process Consumables procured for the Programs or provided by Alder for the Programs solely to perform the Programs. Consumables may be subject to a mutually agreed markup, as set out in Section 5(a) of this Agreement or as defined in the applicable Statement of Work.

Section 3.

Compliance with Government Regulations

a)	Fujifilm shall perform each Program in a timely and diligently manner; in accordance with the terms and conditions of this Agreement, the applicable SoW and the Quality Agreement; in compliance with all applicable Legal Requirements, including cGMP (as applicable); in compliance with standard operating procedures and protocols already in place at Fujifilm or as agreed upon by the Parties from time to time; and in compliance with all reasonable written directions and requests of Alder. Fujifilm shall manufacture GMP Product in compliance with the Process Specification, cGMP and all other applicable Legal Requirements. Fujifilm shall use the applicable Facility to perform each Program, and shall not use a different facility without the prior written consent of Alder. Fujifilm warrants that it has not been debarred, disqualified or banned from performing the types of services contemplated under this Agreement, and covenants that it will not knowingly employ, contract with or utilize any person or entity that has been so debarred, disqualified or banned to perform any services under this Agreement or is not properly qualified by applicable training, experience and supervision to carry out the tasks assigned in connection with this Agreement. This clause is a material clause of this Agreement, and Fujifilm shall promptly notify Alder if it becomes of aware of any such debarment, disqualification or banishment, or of any such poorly qualified person or entity.

b)	Alder acknowledges that Fujifilm has consulted with Alder in designing each Program in a manner consistent with current U.S. and European regulatory guidelines. Notwithstanding the foregoing, while Fujifilm believes such design to be consistent with current U.S. and European regulatory guidelines, Fujifilm does not warrant that a Program and/or Program results will satisfy the requirements of any regulatory agencies at the time of submission of Program results to such agencies. Alder shall have responsibility for determining regulatory strategy and for all regulatory decisions relating to a Program or a Product, except for those matters that Fujifilm, in its sole discretion, deems contrary to regulatory requirements imposed on Fujifilm by a regulatory authority or commitments made by Fujifilm to regulatory authorities. The foregoing shall not be construed in derogation of Fujifilm’s obligations set forth in Section 3(a) above.

c)

Should any applicable Legal Requirements change, Fujifilm will [***] satisfy the new requirements. In the event that compliance with such new Legal Requirements specifically pertaining to Alder’s Product increases or decreases the cost or time

9	CONFIDENTIAL

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

required to perform each Program, the Parties shall negotiate an equitable adjustment in the price or schedule, or both, to reflect the increase or decrease, and the Parties shall enter into a Program Amendment Order, as herein after defined, in accordance with Section 6 of this Agreement. Changes to Fujifilm’s facility to entitle it to operate as [***].

d)	in the event of a conflict between or among any of the standards set forth in this Section 3, Fujifilm shall comply with the most stringent standard which is permitted by law; in the event of a conflict in Applicable Law, the Parties shall agree on which Applicable Law shall be followed by Fujifilm in its performance of each Program to comply with regulatory requirements and advance the applicable Program.

e)	Alder shall notify Fujifilm promptly if any Product is the subject of a recall, withdrawal, field alert or similar action (collectively a “Recall”), and provide Fujifilm with a copy of all documents relating to such Recall. Fujifilm shall reasonably cooperate with Alder in connection with any Recall, [***]. Alder shall [***], and provided further than Alder [***]. For clarity, [***].

Section 4.

Facility Visits; Quality Agreement

a)	[***] Alder may carry out one cGMP audit [***], and additional for-cause audits, in accordance with the provisions of the Quality Agreement. [***] audits (other than “for cause” audits) may be carried out subject to [***] and subject to [***]. In addition, Alder may be on-site at the Facility while active production is occurring, in accordance with the provisions of the Quality Agreement. The full terms and conditions of Alder audits and other visits are provided in the Quality Agreement.

b)	As soon as possible following execution of this Agreement, the Parties shall execute the Quality Agreement.

c)	Upon request, Fujifilm shall provide Alder [***] with the executed batch record for each GMP Batch, in Fujifilm’s standard format or in such other format as may be agreed by the Parties. in addition, Fujifilm shall allow Alder to inspect the following at the Facility and, from the time of manufacture and for at least [***] thereafter, via a web-based portal or other agreed method: copies of applicable Batch Records and other related documentation, data and analytical records, including deviations, discrepancies, out-of-specifications, failures, investigations, and batch-specific environmental monitoring data, water (USP and WFI) and testing data, and all other documentation reasonably requested by Alder related to such Batch, including process data. Fujifilm shall retain and maintain such manufacturing data and documentation in accordance with and for the time periods required by applicable Legal Requirements, and shall not destroy the same without the prior written approval of Alder, provided that Fujifilm may destroy the same if Fujifilm has used Commercially Reasonable Efforts to obtain instructions from Alder and Alder has failed to respond of [***].

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Section 5.

Compensation

a)	Each Statement of Work will list in the Program Price and Payment Schedule the research and development and technical consultancy fees for the related Program. In consideration of the research and development and technical consultancy activities performed in accordance with this Agreement, Alder shall make the payments set forth in the Program Price and Payment Schedule when due. Fujifilm will list the initial estimated quantity of Process Consumables in a bill of materials, and Fujifilm shall provide cost estimates and updated estimates as available. Following approval of each estimate, Fujifilm shall purchase of the Process Consumables comprising such estimate, in quantities reasonably estimated to be required for the conduct of the Program, and will issue invoices separately as such costs are incurred by Fujifilm. Alder agrees to pay amount equal to Fujifilm’s actual cost (inclusive of necessary testing) for the Process Consumables purchased for the Program plus the agreed markup specified in the applicable SoW, which shall not exceed [***] percent ([***]%) of such actual costs (except in the case of chromatography resins, in respect of which the applicable percentage shall not exceed [***] percent [***]%). Unless otherwise specified in the applicable SoW, these amounts will be invoiced as they are incurred by Fujifilm. Fujifilm shall use reasonable efforts to purchase Process Consumables of appropriate quality from reputable suppliers at the lowest price. Ownership of such Process Consumables shall be as specified in the applicable SoW.

b)	Fujifilm shall issue invoices for the sums due under this Agreement as such sums fall due consistent with the Program Price and Payment Schedule and shall send the invoices electronically to Alder at accounting@alderbio.com or such other email address as Alder may provide, and Alder shall pay amounts due [***] of receipt of the relevant invoice. Late payments are subject to an interest charge of [***]. Unless within [***] of the date of receipt of an invoice, Alder has advised Fujifilm in good faith and in writing the specific basis for disputing an invoice, failure to pay an invoice within [***] from the date of invoice may [***] constitute a material breach of this Agreement. Invoices issued for Product that is the subject of a non-conformity investigation or dispute shall not be due [***] after the matter has been resolved. Invoices will include a summary of activities completed during the invoice period, including activities completed and an indication of Process Consumables purchased.

c)	Alder hereby grants a purchase money security interest to Fujifilm in all Process Consumables purchased under this Agreement or supplied by Alder, while it remains in the possession of Fujifilm, to secure payment and performance of any and all obligations arising under this Agreement by Alder.

Section 6.

Program Amendment Orders

a)

Each Statement of Work will contain certain key assumptions which need to be met in order for Fujifilm to carry out the relevant Program within the total budget for the Program specified in the Program Price and Payment Schedule, the individual budget components and the estimated durations specified in the SoW, which assumptions may include general and Program specific assumptions, as well as the accuracy, timeliness and completeness of Alder’s Deliverables. The assumptions may relate to the Program design and objectives, manpower requirements, timing, capital expenditure requirements, if any, and other matters relating to the completion of the Program, all as set forth in the SoW (“Program Assumptions”). Fujifilm also assumes that Alder will cooperate and perform its obligations under this Agreement and SoW in a timely manner, that no force majeure event described in Section 17 will occur, and that there will be no changes to any applicable laws, rules or regulations that will have a material effect on the cost or time required to perform the related Program (the foregoing assumptions together with the Program Assumptions,

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

collectively, the “Assumptions”). If actual circumstances materially differ from the Assumptions set out in the relevant Statement of Work or as otherwise referred to in this Section 6(a), thereby causing an increase or decrease in the cost or time required to perform the Program, the Parties [***] to reflect the increase or decrease, and the Parties shall enter into a PAO to amend the Statement of Work accordingly. Fujifilm and Alder each represent [***]; provided, however, that Alder [***].

b)	In the event a modification contemplated by Section 6(a) (each, a “Modification”) is requested by Alder or is identified by Alder or by Fujifilm, the identifying Party shall notify the other Party as soon as is reasonably possible. Fujifilm shall provide Alder with a draft PAO containing an estimate of the required Modifications to the Program budget, activities and/or estimated duration as specified in the SoW (“Program Amendment Order”) [***] of receiving such notice or providing such notice to Alder. Alder shall respond in writing to such Program Amendment Order [***] of receiving such Program Amendment Order indicating whether or not it approves the proposed Program Amendment Order. Alder shall be deemed to have disapproved the Program Amendment Order if Fujifilm does not receive a written indication from Alder during such [***] period. If Alder does not approve such Program Amendment Order, then Alder and Fujifilm shall [***] agree on a Program Amendment Order that is [***]. If practicable. Fujifilm shall continue work on the Program during any such negotiations, but shall not commence work with respect to the Program Amendment Order unless authorized in writing by Alder. If a Modification results in a Program Amendment Order [***] after issuance of the relevant Program Amendment Order and [***] then Fujifilm shall, if reasonably possible, perform the SoW as modified by previously executed Program Amendment Orders, if any, without regard to the unresolved Program Amendment Order; provided, however, that the estimated timelines shall be adjusted to reflect any delay during the negotiation period. In the event that in Fujifilm’s reasonable judgment such performance in not possible in accordance with the current SoW and Program Price and Payment Schedule, then Fujifilm shall provide written notice to Alder of its inability to perform in the absence of an agreed upon Program Amendment Order (the “Impasse Notice”). Upon issuance of an Impasse Notice, either Party shall have the option to terminate this Agreement or the Program affected by such Program Amendment Order within [***] following such Impasse Notice. For clarity, following issuance of an Impasse Notice, either Party may initiate the arbitration procedures set forth in Section 14 [***], whether or not the Agreement or a Program has been terminated and if such termination has occurred, irrespective of whether such Party was the terminating Party. In determining relative financial responsibility and damages, if any, the arbitrator(s) shall consider whether the Impasse Notice was justifiable and, if so, which Party should bear financial responsibility for the circumstances underlying the Impasse Notice based on the reasonableness of each Party in its negotiations with the other Party on such Program Amendment Order leading to such Impasse Notice.

Section 7.

Confidential Information/Legal Proceedings

a)

Except as otherwise expressly permitted under this Agreement, Fujifilm shall not disclose, without Alder’s written permission, any confidential information pertaining to any Program or any other proprietary, confidential and/or trade secret information or materials disclosed to, delivered to or obtained by Fujifilm under or in anticipation of this Agreement or the Prior Agreement, including, but not limited to, Alder

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Technology (all of the foregoing, “Alder’s Confidential Information”) unless: (i) such disclosure is to an Affiliate of Fujifilm that is under an obligation of confidentiality and non-use and inventions to Fujifilm no less burdensome than such obligations of Fujifilm to Alder and for whose actions Fujifilm shall remain liable, and who has a need to know the Confidential Information to perform the applicable Program or otherwise as necessary to perform Fujifilm’s obligations or exercise its rights under this Agreement (ii) such information is or becomes publicly available through no fault of Fujifilm and through no other breach of an obligation of confidentiality owed to Alder or its Affiliate(s); (iii) such information is disclosed to Fujifilm on a non-confidential basis by a third party entitled to disclose it and who did not acquire it directly or indirectly from Alder; (iv) such information is already known to Fujifilm on a non-confidential basis as shown by its prior written records, and was not acquired directly or indirectly from Alder; or, (v) such disclosure is required by any law, rule, regulation, order decision, decree, subpoena or other legal process to be disclosed. If such disclosure is required by legal process, Fujifilm will make all reasonable efforts to notify Alder of this request promptly prior to any disclosure to permit Alder to oppose such disclosure by appropriate legal action. Fujifilm shall use reasonable precautions to protect the confidentiality of Alder’s Confidential Information comparable to precautions taken to protect its own proprietary information including restricting access to such information to such of its employees as are bound to keep such information confidential and need to have such access for the purpose of this Agreement. Without limitation, Alder Technology, Alder Process Inventions, Disposition Packages, Product Process, Product Inventions, Product Specification, and Work Output, and (other than and not including any of Fujifilm’s Confidential Information or Fujifilm Process Inventions) the material and information comprising, contained in or relating to any of the foregoing, shall be deemed Alder’s Confidential Information, regardless of whether marked or confirmed as confidential, and as to which Alder shall be deemed the disclosing Party.

b)	Except as otherwise expressly permitted under this Agreement, Alder shall not disclose, without Fujifilm’s written permission, any proprietary, confidential and/or trade secret information of Fujifilm disclosed to, delivered to or obtained by Alder under this Agreement or the Prior Agreement (all of the foregoing, “Fujifilm’s Confidential Information”) unless: (i) such disclosure is to an Affiliate of Alder that is under an obligation of confidentiality and non-use and inventions to Alder no less burdensome than such obligations of Alder to Fujifilm and for whose actions Alder shall remain liable, and who has a need to know the Confidential Information to perform the applicable Program or otherwise as necessary to perform Alder’s obligations or exercise its rights under this Agreement; (ii) such information is or becomes publicly available through no fault of Alder and through no other breach of an obligation of confidentiality owed to Fujifilm or its Affiliate(s); (iii) such information is disclosed to Alder on a non-confidential basis by a third party entitled to disclose it and who did not acquire it directly or indirectly from Fujifilm; (iv) such information is already known to Alder on a non-confidential basis as shown by its prior written records, and was not acquired directly or indirectly from Fujifilm; or, (v) such disclosure is required by any law, rule, regulation, order decision, decree, subpoena or other legal process to be disclosed. If such disclosure is required by legal process, Alder will make all reasonable efforts to notify Fujifilm of this request promptly prior to any disclosure to permit Fujifilm to oppose such disclosure by appropriate legal action. Alder shall use reasonable precautions to protect the confidentiality of Fujifilm’s Confidential Information comparable to precautions taken to protect its own proprietary information including restricting access to such information to such of its employees as are bound to keep such information confidential and need to have such access for the purpose of this Agreement.

c)	If a Party shall be obliged to provide testimony or records containing Confidential Information of the other in any legal or administrative proceeding, then the Party to whom the Confidential Information belongs shall reimburse the other Party for its [***]. This clause shall not apply to disputes between or among the Parties.

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

d)	For each of the Parties, “Confidential Information” shall mean and include without limitation such types of information as: inventions, methods, plans, processes, specifications, characteristics, raw data, analyses, equipment design, trade secrets, costs, marketing, sales, and performance information, including patents and patent applications, grant applications, notes, and memoranda, whether in writing or presented, stored or maintained electronically, magnetically or by other means, which are directly or indirectly disclosed to, delivered to or obtained by the recipient Party pursuant to this Agreement or the Prior Agreement, or of which a recipient Party may become aware of through the presence of its employees or agents at another Party’s offices or facilities. Each Party will use commercially reasonable efforts to identify to the others, orally or in writing, the confidential nature of its Confidential Information, and, if disclosed orally, to confirm the same in writing within [***] following the first disclosure of such Confidential Information to the receiving Party, but the failure to do so shall not relieve the Party receiving the information or materials of its obligation to protect the same where the cirucmstances of the disclosure and the nature of the information or materials othewise give the receiving Party reason to know of the confidential nature of such information or materials.

e)	Each receiving Party agrees to use the other Party’s Confidential Information solely to perform its obligations and exercise its rights under this Agreement.

f)	The receiving Party may disclose Confidential Information to or receive Confidential Information through its Affiliates, employees and agents who need to know the Confidential Information to perform the applicable Program or otherwise as necessary to perform obligations or exercise rights under this Agreement, provided that the receiving Party shall procure that prior to disclosure of Confidential Information each Affiliate, employee or agent to whom Confidential Information is to be disclosed is apprised of the confidential nature of the information or material, made aware of the confidentiality, non-use and inventions obligations contained in this Agreement, and agrees to be subject to and is bound by confidentiality, non-use and inventions obligations no less onerous than those contained in this Agreement. Any breaches of the obligations contained in this Agreement by such Affiliate(s), employee(s) or agent(s) shall be treated as a breach of such obligations by the receiving Party.

Section 8.

Work Output

a)	All reports specified in the SoW and other cGMP documentation (“Work Output”) will be prepared using Fujifilm’s standard format(s) unless otherwise specified in the SoW.

b)

Alder will be supplied with copies of Work Output generated as a result of the Program as set forth in the applicable SoW or Quality Agreement. All Work Output and agreed Product samples will be archived by Fujifilm for a period of [***] following completion of the Program unless otherwise defined by the Program or required by applicable U.S. and European laws or regulations. [***] after completion of the Program, Work Output and Product samples will be sent to Alder and a [***]. Alder may elect to have the materials retained in the Fujifilm archives for an additional period of time [***]. If Alder chooses to have Fujifilm dispose of Work Output and Product samples, [***]. Notwithstanding the foregoing, Fujifilm will continue to retain such written materials and Product samples as required

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

by regulations and as may be required by law, pertaining to such activities as well as for archival purposes. All Work Output shall be owned by Alder and shall be its Confidential Information.

Section 9.

Inventions and Patents

a)	Fujifilm on behalf of itself, its Affiliates and its subcontractors; and their respective employees and agents, hereby irrevocably assigns and shall assign, at no cost, to Alder:

(i)	any invention or discovery that is a modification, addition, improvement, adaptation, enhancement, derivative, variant, or progeny to any Alder Technology or to a Product or to a use of a Product, in each of the foregoing cases that is not included within Alder Process Inventions, whether conceived, created, authored, or reduced to practice solely by one Party (or its Affiliate or subcontractor) and its employees or agents, or jointly by both Fujifilm (or its Affiliate or subcontractor) and Alder (or its Affiliate or subcontractor) and their respective employees or agents, whether or not patentable, arising as a result of performing a Program under this Agreement or through other use of or reference to Alder Technology or other Confidential Information of Alder (all of the foregoing, “Product Inventions”), and

(ii)	any inventive manufacturing or analytical methods and processes, in each of the foregoing cases that are not included within Fujifilm Process Inventions, whether conceived, created, authored, or reduced to practice solely by one Party (or its Affiliate or subcontractor) and its employees or agents, or jointly by both Fujifilm (or its Affiliate or subcontractor) and Alder (or its Affiliate or subcontractor) and their respective employees or agents, whether or not patentable, arising as a result of performing a Program under this Agreement or though other use of or reference to Alder Technology or other Confidential Information of Alder (all of the foregoing, “Alder Process Inventions”).

Fujifilm shall promptly disclose to Alder all Product Inventions and Alder Process Inventions. At Alder’s request [***], Fujifilm will execute any and all applications, assignments or other instruments and give testimony which shall be necessary to apply for and obtain Letters of Patent of the US or of any foreign country with respect to Product Inventions and Alder Process Inventions, and perfect Alder’s title thereto, and Alder [***]. Fujifilm warrants that all Product Inventions and Alder Process-Inventions made in whole or in party by Fujifilm (or its Affiliate or subcontractor) and any employees (subject to any applicable law that protects employee inventors) or agents are [***]. With respect to Product Inventions and Alder Process Inventions assigned pursuant to this section, Alder hereby grants to Fujifilm a [***] license, to the extent necessary for Fujifilm to perform its obligations under this Agreement, for the [***] purpose of performing the applicable Program, for the term of this Agreement. The Alder Technology shall [***]. For the avoidance of doubt, “Alder Technology” shall not include, for purposes of this Agreement, any information that, at the time of disclosure to, delivery to or acquisition by Fujifilm, was either (i) in the public domain, or (ii) as shown by

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Fujifilm’s prior written records, was already known by Fujifilm on a non-confidential basis, and was not acquired directly or indirectly from Alder or conceived, created, authored, or reduced to practice by Fujifilm under this Agreement or the Prior Agreement, or (iii) subsequently enters the public domain through no fault of Fujifilm and through no other breach of an obligation of confidentiality owed to Alder or its Affiliate(s). Notwithstanding anything to the contrary in the immediately preceding sentence, information that is the subject of pending patent applications or issued patents of Alder or its Affiliates or their respective licensors shall not be deemed to be in the “public domain” by virtue thereof.

b)	Fujifilm shall retain all rights to any invention or discovery, whether or not patentable, that meets all of the following conditions: (i) it relates to manufacturing or analytical methods and processes, (ii) it is conceived, created, authored, or reduced to practice [***] by Fujifilm and its employees or agents or jointly by both Fujifilm (or its Affiliate or subcontractor) and Alder (or its Affiliate or subcontractor) and their respective employees or agents in connection with the Program, (iii) is generally applicable to the development or manufacture of biological products, (iv) does not require the use of or reference to a Product or any element of the Alder Technology, and (v) when used, does not reveal or disclose any of Alder’s Confidential Information, Alder Technology, or Product(s) (all of the foregoing, “Fujifilm Process Inventions”). At Fujifilm’s request [***], Alder will execute any and all applications, assignments or other instruments and give testimony which shall be necessary to apply for and obtain Letters of Patent of the US or of any foreign country with respect to the Fujifilm Process Inventions and perfect Fujifilm’s title thereto, and Fujifilm shall compensate Alder for the time devoted to such activities and reimburse it for [***]. Fujifilm hereby grants to Alder a [***] license under such Fujifilm Process Inventions to develop, conduct clinical trials for, formulate, manufacture, test, seek regulatory approval for, market, commercialize, make, have made, use, sell, import, and distribute Products manufactured under this Agreement and/or [***] of such Products, including [***]. Pre-existing Fujifilm inventions and know-how shall remain the sole and exclusive property of Fujifilm, and shall be subject only to such licenses as may be expressly set forth in this Agreement

c)	The Parties intend that the Process shall be fully portable by Alder, [***]. If requested by Alder, Fujifilm shall [***] provide technology transfer services in support of the transfer to Alder (or its designee) of the Process for the Product and certain manufacturing technology and know-how related thereto (the “Technology Transfer”), such as (i) providing additional copies of pertinent information necessary to manufacture the Product and/or to support regulatory filings for the Product, including analytical testing methods, protocols, process descriptions, batch records, manufacturing documentation, raw data, and other process and manufacturing data and documentation; and (ii) providing Alder or its designee with access to Fujifilm employees with expertise in manufacturing to answer questions related to such Technology Transfer. The parties agree that this provision assumes that the Programs carried out for Alder will not involve the use of any Intellectual Property to which Fujifilm would normally grant access to under a commercial licence. in the event that a Program would require use of any such Intellectual Property, Fujifilm will notify Alder in advance and shall only use such Intellectual Property in a Program with Alder’s written consent. The Statement of Work applicable to such Program shall identify such Intellectual Property and shall prominently describe in the main body of the Statement of Work the agreed variations to this Section 9.

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Section 10.

Independent Contractor

Fujifilm shall perform each Program as an independent contractor of Alder, and Fujifilm shall have complete and exclusive control over its facilities, equipment, employees and agents. The provisions of this Agreement shall not be construed to establish any form of partnership, agency or other joint venture of any kind between Fujifilm and Alder, nor to constitute either Party as the agent, employee or legal representative of the other. All persons furnished by either Party to accomplish the intent of this Agreement shall be considered solely as the furnishing Party’s employees or agents and the furnishing Party shall be solely responsible for compliance with all laws, rules and regulations involving, but not limited to, employment of labor, hours of labor, working conditions, workers’ compensation, payment of wages, and withholding and payment of applicable taxes, including, but not limited to income taxes, unemployment taxes, and social security taxes. No Party shall hold itself out to any third party as purporting to act on behalf of, or serving as the agent of, any other Party.

Section 11.

Insurance

a)	Fujifilm shall secure and maintain in full force and effect throughout the performance of the Programs and through the date that is [***] after the expiration date of all Product manufactured under this Agreement, policies of insurance appropriate to the conduct of that Party’s business, including without limitation: (a) workmen’s compensation (or United Kingdom equivalent), (b) commercial general liability, (c) public and product liability, and contractual liability, in each case having policy limits, deductibles and other terms appropriate to the conduct of Fujifilm’s business [***].

b)	Alder shall secure and maintain in full force and effect throughout the performance of the Programs and through the date that is [***] after the expiration date of all Product manufactured under this Agreement, policies of insurance appropriate to the conduct of that Party’s business, including without limitation: for (a) commercial general liability and (b) clinical trials/product liability, in each case having policy limits, deductibles and other terms appropriate to the conduct of Alder’s business [***].

Section 12.

Delivery and Storage

a)	Delivery of all material manufactured for or purchased by Alder under this Agreement, including any quantity of Product manufactured during a Program or Process Consumables purchased by Alder under an SoW, will be made Ex Works, the Facility (Incoterms 2010), when Fujifilm notifies Alder that such material is available for collection and places Product at the disposal of Alder at the Facility, or, in the case of any Batch produced during a manufacturing stage of a Program, either [***] following notification by Fujifilm that Fujifilm has completed Disposition in respect of such Batch and has made such material available for collection, or [***], whichever occurs first. Unless otherwise agreed by the Parties, Fujifilm shall deliver a Certificate of Analysis, if applicable, not later than the date of delivery. Fujifilm shall package and label Product for delivery in accordance with the Product Specification, standard operating procedures and all applicable Legal Requirements. Risk in and title to all material manufactured for or purchased by Alder under this Agreement [***]. Fujifilm will co-operate with Alder’s chosen shipper/supplier with regard to achieving timely and efficient transport matters.

b)	Alder shall have the option, exercisable prior to completion of the Manufacturing Stage (or, with Fujifilm’s consent, on a later date), to request that Fujifilm store

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Product, and may also request that, during such storage, Fujifilm carry out stability testing on Product, in each case subject to written agreement on terms and conditions therefor and the duration of storage, testing intervals and price payable. In the absence of exercise of such option and agreement on the terms of such storage prior to completion of Disposition (or such later date as may be agreed to by Fujifilm), Fujifilm shall not be obliged to store Product and delivery shall take place under Section 12(a). Prior to completion of the applicable Program, Alder shall notify Fujifilm which research and development samples from proving or demonstration runs and/or research and development cell banks or cell lines Alder wishes Fujifilm to transfer back to Alder, and, if Alder does not notify Fujifilm prior to completion of the applicable Program, then Fujifilm shall request instructions from Alder and shall, in accordance with such instructions, either deliver to Alder or its designee or destroy such samples and/or cell banks and/or cell lines without further notice. Nothing in this paragraph shall be construed in derogation of Fujifilm’s obligations with respect to retention and reserve samples in accordance with the applicable provisions of the Quality Agreement.

c)	Fujifilm shall provide reasonable assistance to Alder as may be necessary for complying with import, export, and customs laws, regulations and like requirements, as applicable to the shipment of Product, the cell banks, and samples (including in-process samples) of the Product, etc., including issuing any documentation that may be required to be issued by Fujifilm by law or regulation. Without limitation, Fujifilm and Alder will cooperate and provide such assistance to each other as may be reasonably necessary to permit the export of Product from England into other countries, and Fujifilm shall provide reasonable assistance to Alder as may be necessary for obtaining permits from the United States Department of Agriculture for the shipment of Product from England to the USA for toxicology studies. Alder shall be responsible [***].

Section 13.

Default/Limitation of Warranty

a)	If Fujifilm is in default of any material obligation under this Agreement or a Statement of Work, then Alder shall promptly notify Fujifilm in writing of any such default. Fujifilm shall have a period of [***] from the date of receipt of such notice within which to cure such default (if such breach is capable of remedy and provided that Fujifilm has commenced a cure within the [***] period and is diligently pursuing efforts to cure such breach); provided that if Fujifilm falls to cure such breach within the specified cure period, this Agreement or Statement of Work, as applicable, may, at Alder’s option, immediately terminate. For clarity, the Parties agree that if Alder exercises its right to terminate this Agreement under this clause, the termination will be effective with respect to both of the Fujifilm Parties.

b)	If Alder is in default of any material obligation under this Agreement or a Statement of Work, Fujifilm shall promptly notify Alder in writing of any such default. Alder shall have a period of [***] from the date of receipt of such notice within which to cure such default (if such breach is capable of remedy and provided that Alder has commenced a cure within the [***] period and is diligently pursuing efforts to cure such breach); provided that if Alder fails to cure such breath within the specified cure period, this Agreement or Statement of Work, as applicable, may, at Fujifilm’s option, immediately terminate.

c)

Subject to Section 13(e) and the last sentence of this paragraph, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES ARISING IN CONNECTION WITH THE DEFAULT OR BREACH OF ANY OBLIGATION OF THE OTHER PARTY UNDER THIS AGREEMENT, THE

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

STATEMENT OF WORK OR ANY DOCUMENTS OR APPENDICES RELATED THERETO. Subject to Section 13(e) and the last sentence of this paragraph, [***]. This Section 13(c) shall not limit Fujifilm’s obligations under Section 1(g) or Section 3(e).

d)	THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, AND, EXCEPT FOR THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, INCLUDING THE WARRANTIES IF ANY THAT MAY BE SET FORTH IN THE STATEMENTS OF WORK, (I) NEITHER PARTY PROVIDES TO THE OTHER PARTY HERETO ANY WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE MATERIALS AND SERVICES PROVIDED HEREUNDER, (II) ALL SUCH WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE WAIVED AND (III) FUJIFILM MAKES NO WARRANTIES THAT THE EXECUTION OF THE SOW WILL RESULT IN ANY SPECIFIC QUANTITY OR QUALITY OF PRODUCT OR THAT FUJIFILM WILL HAVE AVAILABLE CAPACITY FOR FUTURE PRODUCTION OF PRODUCT.

e)	The limitations of liability and disclaimers in Section 13(c) and Section 13(d) shall not apply to any obligations or claims under Section 15, or in the case of (a) breach of obligations of confidentiality or non-use, or misuse or misappropriation of the other Party’s intellectual property, (b) personal injury or death, or (c) fraud, or grossly negligent, intentionally wrongful or criminal acts or omissions.

Section 14.

Dispute Resolution

a)	In the event any dispute shall arise between Alder and Fujifilm with respect to any of the terms and conditions of this Agreement or a Program, then senior executives of Alder and Fujifilm shall meet as promptly as practicable after notice of such dispute to resolve in good faith such dispute.

b)	If Alder and Fujifilm are unable to satisfactorily resolve the dispute within [***] following referral to the senior executives, then either Party may request that the dispute be finally settled by an arbitrator in accordance with this Section 14. The arbitration will be held in New York, New York, USA, and except as noted below, shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a neutral arbitrator possessing demonstrated qualifications in a field relevant to the dispute who is agreeable to both Parties. If the Parties do not agree on an arbitrator [***] of one Party notifying the other of its desire to arbitrate, the American Arbitration Association shall appoint an arbitrator to hear the case in accordance with its rules. The arbitrator shall have no authority to award consequential, punitive or to exemplary damages or to vary from or ignore the terms of this Agreement and shall be bound by controlling law. The Parties intend that any arbitration proceedings be confidential, and the Parties shall not disclose to any person, other than those necessary to the proceedings, the existence of the arbitration, any information submitted during the arbitration, any documents submitted in connection with it, any oral submissions or testimony, transcripts, or any award unless disclosure is required by law or is necessary for permissible court proceedings, such as proceedings to recognize or enforce an award. No Party shall be precluded from seeking preliminary, provisional, interim or conservatory measure or taking such interim formal steps as may be considered necessary to protect such Party’s position at any time either before or after the tribunal has been appointed or while the procedures referred to in this Section are pursued.

c)	Any decision by the arbitrator shall be binding upon the Parties and may be entered as final judgment in any court having jurisdiction. The cost of any arbitration proceeding shall be borne by the Parties as the arbitrator shall determine if the Parties have not otherwise agreed. The arbitrator shall render his final decision in writing to the Parties.

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Section 15.

Limitation and Indemnification

15.1	Indemnification by Fujifilm. Subject to and except to the extent of any indemnification from Alder pursuant to Section 15.2 below, Fujifilm shall defend, indemnify and hold harmless each of Alder and its Affiliates and their respective directors, officers, employees and agents and the successors and assigns of any of the foregoing (all of the foregoing, the “Alder Indemnitees”) from and against all claims made or lawsuits brought by a third party, [***] (collectively “Claims and Losses”), to the extent such Claims and Losses arise out of: (a) breach of this Agreement by Fujifilm or any other Fujifilm Indemnitee, (b) the negligent or more culpable acts or omissions of Fujifilm or any other Fujifilm Indemnitee, or (c) any claims alleging that Alder’s use of Fujifilm Intellectual Property for permitted purposes in the performance of a Program under and in accordance with this Agreement (excluding use thereof in combination with Alder Intellectual Property for permitted purposes under and in accordance with this Agreement, if there would have been no infringement absent the combination) infringes any valid Intellectual Property rights vested in a third party.

15.2	Indemnification by Alder. Subject to and except to the extent of any indemnification from Fujifilm pursuant to Section 15.1 above, Alder shall defend, indemnify and hold harmless each of Fujifilm and its Affiliates and subcontractors and the respective directors, officers, employees and agents and the successors and assigns of any of the foregoing (all of the foregoing, the “Fujifilm Indemnitees”) from and against all Claims and Losses to the extent such Claims and Losses arise out of: (a) breach of this Agreement by Alder or any other Alder Indemnitee, (b) the negligent or more culpable acts or omissions of Alder or any other Alder Indemnitee; (c) any claims alleging Fujifilm’s use of the Alder Intellectual Property for permitted purposes in the performance of a Program under and in accordance with this Agreement (excluding use thereof in combination with Fujifilm Intellectual Property for permitted purposes under and in accordance with this Agreement, if there would have been no infringement absent the combination) infringes any valid Intellectual Property rights vested in any third party, or (d) [***]; or (e) use or operation of the Process (or part of the Process) by or on behalf of Alder (other than use or operation by Fujifilm or any other Fujifilm Indemnitee).

15.3

Indemnification Procedure. If a Fujifilm Indemnitee or Alder Indemnitee (the “Indemnitee”) intends to claim indemnification under Section 15.1 or Section 15.2 (as applicable), it shall promptly notify the other Party (the “Indemnitor”) in writing of such alleged liability. The Indemnitor shall have the right to full control of the defense and settlement thereof with counsel of its choice as long as such counsel is reasonably acceptable to Indemnitee; provided, however, that any Indemnitee shall have the right to retain its own counsel at its own expense, for any reason, including if representation of any Indemnitee by the counsel retained by the Indemnitor would be

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inappropriate due to actual or potential differing interests between such Indemnitee and any other Party reasonably represented by such counsel in such proceeding. The Indemnitee, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation, defense and settlement of any liability covered by Section 15.1/15.2, provided that no settlement shall include an admission of fault, liability or a financial obligation on the part of the Indemnified parties without their prior written consent, which consent shall not be withheld or delayed unreasonably. The obligations of the Indemnitor to the Indemnitee under Section 15.1/15.2 are expressly conditioned on the following: (a) that the Indemnified parties do not make any admission in respect of such claim or suit or take any action prejudicial to the defense of such claim or suit without the prior written consent of the Indemnitor, which shall not be unreasonably withheld (provided that this condition shall not be treated as breached by any statement properly made by any Party in connection with the operation of its internal complaint procedures, accident reporting procedures or disciplinary procedures, or where such a statement is required by law); and (b) that the indemnified parties do not enter into any settlement or resolution of such claim or suit or part thereof without the prior written consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The obligations of the Indemnitor to the Indemnitee under Section 15.1/15.2 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, shall, to the extent prejudicial to its ability and rights to defend or settle such action, relieve the Indemnitor of any obligation to the Indemnitee under Section 15.1/15.2. It is understood that only Fujifilm and Alder may claim indemnity under Section 15.1/15.2 (on its own behalf or on behalf of its Indemnitees), and other Indemnitees may not directly claim indemnity hereunder.

Section 16.

Representations and Warranties

a)	Each Party represents and warrants to the others that it has the full right and authority to enter into this Agreement and to perform in accordance with the terms and conditions set forth herein. Each Party represents and warrants to the others that neither it nor any of its officers, directors, or its employees performing services under this Agreement has been debarred, or convicted of a crime which could lead to debarment, under the Generic Drug Enforcement Act of 1992, 21 United States Code §§335(a) and (b).

b)	Each Party represents and warrants to the others that it has obtained and will at all times during the term of this Agreement, hold and comply with all licenses, permits and authorizations necessary to perform this Agreement as now or hereafter required under any applicable statutes, laws, ordinances, rules and regulations of the United States and any applicable foreign, state, and local governments and governmental entities.

c)	Alder hereby represents and warrants to Fujifilm that it has legal title and/or a valid license to the Alder Technology as it considers necessary to conduct the Programs and [***] the use of its intellectual property, including Alder Technology, in the performance of the Programs, as presently contemplated and in accordance with the terms of this Agreement, will not violate or infringe on the patents, trademarks, trade names, service marks or copyrights of any other party.

d)	Fujifilm’s represents that, (i) [***] the use of its intellectual property in the performance of the Programs, as presently contemplated and in accordance with the

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terms of this Agreement, will not violate or infringe on the patents, trademarks, trade names, service marks or copyrights of any other party and (ii) it will [***] ensure that no process modification made pursuant to this Agreement will violate or infringe on the patents, trademarks, trade names, service marks or copyrights of any other party.

Section 17.

Force Majeure

No Party shall be in breach of this Agreement for any failure to perform its respective obligations under this Agreement if its performance is delayed or prevented by any event beyond such Party’s reasonable control and without the fault or negligence of such Party, which may include, without limitation, acts of God, fire, explosion, weather, disease, war, insurrection, civil strife, riots, government action, acts of terrorism or power failure, provided that such performance shall be excused only to the extent of and during such disability. Force majeure shall not include failure of any Product or drug product in clinical trials or failure of any Product or drug product to gain regulatory approval. The Party subject to such event shall promptly notify the other Party of the occurrence thereof and, if known, the expected duration. Any time specified or estimated for completion of performance in the applicable SoW falling due during or subsequent to the occurrence of any or such events shall be automatically extended for a period of time to recover from such disability. Fujifilm will promptly notify Alder if, by reason of any of the events referred to herein, Fujifilm is unable to meet any such time for performance specified or estimated in the applicable SoW. If any part of a Program is invalid as a result of such disability, Fujifilm will, upon written request from Alder, but at Fujifilm’s sole cost and expense, repeat that part of the Program affected by the disability. Without prejudice to and in addition to any other rights of termination under this Agreement, the non-affected Party may terminate this Agreement or the applicable SoW to the extent that such event continues or will continue for a period of at least [***]. Termination of an SoW or this Agreement as a result of a force majeure event shall take effect as if the SoW or Agreement were terminated under Section 20(b) save that no Cancellation Fee shall be payable.

Section 18.

Allocation of Resources

If delays in the agreed commencement or performance of a Program occur because of Alder’s request for a delay or its inability to supply Fujifilm by the deadline set forth in the applicable Statement of Work with agreed Alder Deliverables or any information required to begin or perform the Program, and the delay continues for [***] or more, and Fujifilm wishes to reallocate resources being held for performance of the Program, it shall advise Alder accordingly. In such event, unless Alder is willing to pay a reasonable amount to Fujifilm to compensate for further delay, Fujifilm may reallocate such resources without incurring liability to Alder, and Fujifilm shall be relieved of its obligation to perform the Program as set forth in the SoW, except that upon such delay being removed or remedied, Fujifilm will [***] allocate resources to performance of the Program as set forth in the SoW. Except as expressly set forth in this Agreement, no such delay shall give rise to a right of action or remedy to Fujifilm.

Section 19.

Use of Names

No Party may issue any press releases or other announcements or other form of publicity relating to this Agreement or the activities contemplated hereby or any ancillary matter without the prior written consent of the other Parties. Without limitation, no Party shall use the name of the other Party or the names of the employees of the other Party in any advertising or sales promotional material or in any publication without prior written permission of such Party. No Party shall disclose to any third party the contents of the Agreement without the prior written consent of the other Party. Notwithstanding the foregoing to the contrary, each Party shall be entitled to make disclosures as required in connection with regulatory filings, patent filings, or as may otherwise be required by law, rule or regulation.

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Term/Termination

a)	This Agreement shall take effect on the Effective Date first written above and continue in effect until the earlier of completion of the Programs as acknowledged by the Parties, or termination.

b)	In addition to the termination rights set forth in Section 13 and Section 17, Alder may at any time terminate a Statement of Work or this Agreement prior to completion of the Programs by giving not less than [***] written notice to Fujifilm. In the event Alder elects to terminate a Statement of Work or this Agreement for convenience under this Section 20(b), or in the event that Fujifilm terminates a Statement of Work or this Agreement pursuant to Section 13, Alder shall pay Fujifilm [***] following receipt of Fujifilm’s invoice, the following amounts:

(i)	All amounts owed for work properly completed in accordance with this Agreement and the Statement of Work but not previously invoiced, including a pro-rated sum based on work properly completed in any commenced but incomplete non-GMP Stage at the date of such early termination or any work that would have been carried out during such Non-GMP Stage(s) during the applicable [***], less any payments already made in respect of such stage(s), plus a sum in consideration for any work otherwise required in connection with winding down the applicable Program; plus

(ii)	All unpaid costs incurred or committed for non-cancellable Process Consumables, which shall become Alder property; plus

(iii)	The applicable Cancellation Fee, if any.

c)	The termination or expiration of this Agreement for any reason shall not prejudice the acquired rights of any Party under this Agreement, or relieve any Party of its obligation to the other(s) under this Agreement, including in respect of: (i) confidentiality and non-use; (ii) consents for advertising purposes and publications; (ill) indemnification; (iv) inventions and patents; (v) compensation for services previously performed; and (vi) dispute resolution. The provisions of Section 1(g), Section 1(h), Section 3(e), Section 4(c), Section 5, Section 7, Section 8(b), Section 9, Section 11, Section 13(c), Section 13(d), Section 13(e), Section 14, Section 15, Section 19, Section 20 and Section 25 shall survive indefinitely the expiration or termination of this Agreement, as will any other provision that by its intent or meaning should have validity beyond the expiration or termination of this Agreement.

d)	The termination of this Agreement shall automatically and without further action cause the termination of all Programs and Statements of Work.

e)	Upon the expiration or termination of the Agreement for whatever reason: (1) Fujifilm shall cease all use of and, as directed by Alder, dispose of or return to Alder all information, materials and property of Alder, and any materials therefrom, and, upon request, shall certify to the foregoing; and Fujifilm shall refund within [***] of the effective date of such expiration or termination all amounts, if any, paid to Fujifilm in excess of amounts owed to Fujifilm under this Agreement and (2) Alder shall cease all use of and, as directed by Fujifilm, dispose of or return to Alder all information, materials and property of Fujifilm, and, upon request, shall certify to the foregoing; and Alder shall pay to Fujifilm within [***] of the effective date of such expiration or termination all amounts, if any, owed to Fujifilm under this Agreement, including, for the avoidance of doubt, any amounts payable to Fujifilm on termination under this Section 20.

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Assignment

This Agreement shall not be assigned in whole or in part by any Party without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. Any attempt to assign this Agreement without such consent shall be void and of no effect. Notwithstanding the foregoing, Alder, FDBK or FDBU shall be entitled, without the prior written consent of any other Party, to assign all or a part of its rights under this Agreement to a purchaser of all or substantially all of its assets, and Alder may assign this Agreement without consent to a third party who has entered into a strategic collaboration agreement or similar agreement with Alder for the development and commercialization of a Product, provided that the assignee agrees in writing to assume all obligations undertaken by its assignor in this Agreement. No assignment shall relieve the assigning Party of responsibility for the performance of any of its obligations hereunder. The terms of this Agreement shall inure to the benefit of successors and assigns.

Section 20.

Notice

All notices to be given as required in this Agreement shall be in writing and shall be delivered personally, or mailed by a reputable overnight carrier, postage prepaid, to the Parties at the addresses respectively set forth below or such other addresses as the Parties may respectively designate in writing. Such notice shall be effective on the date received.

If to Alder:

Mark Litton, Ph.D.

Chief Business Officer

Alder Biopharmaceuticals Inc.

11804 North Creek Parkway South

Bothell WA 98011 USA

P: +1-425-205-2900

F: +1-425-205-2901

with a copy to:

Sonya F. Erickson

Cooley LLP

1700 Seventh Avenue, Suite 1900

Seattle WA 98101 USA

P: +1-206-452-8700

F: +1-206-452-8800

If to Fujifilm:

President FUJIFILM Diosynth Biotechnologies U.S.A., Inc. 101 J. Morris Commons Lane Morrisville, NC 27560 P: +1-919-337-4404 F: +1-919-337-0899	Managing Director FUJIFILM Diosynth Biotechnologies UK Limited Belasis Avenue, Billingham TS23 1LH, United Kingdom F: (+44)(0)1642 364463

With copies to:

General Counsel

FUJIFILM Diosynth Biotechnologies

Belasis Avenue

Billingham, Cleveland, TS 23 1LH, UK

Facsimile No.: +44 1642 364463

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General Counsel

FUJIFILM Holdings America Corporation

200 Summit Lake Drive

Valhalla, New York 10595-1356

F: +1-914-789-8514

Section 21.

Choice of Law

This Agreement shall be construed and enforced in accordance with the laws of the [***] except that its choice of law rules shall not be invoked for the purpose of applying the law of another jurisdiction.

Section 22.

Waiver/Severability

No waiver of any provision of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or be construed as a further or continuing waiver of any such provision, or of any other provision or condition of this Agreement. If any provisions hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions of this Agreement shall not be affected thereby.

Section 23.

Nonsolicitation

For the term of this Agreement[***] neither Alder nor Fujifilm shall, directly, solicit, or attempt to solicit on behalf of Alder or Fujifilm, as the case may be, any employees of the other who were directly involved in the Programs, unless otherwise approved by the other Party. The foregoing shall not preclude a Party from soliciting or hiring a person responding to a job posting, notice or general advertising for a position.

Section 24.

Entire Agreement; Modification/Counterparts

a)	This instrument including the attached Appendices sets forth the entire agreement between the Parties hereto with respect to the performance of the Programs by Fujifilm for Alder and as such, supersedes all prior and contemporaneous negotiations, agreements, representations, understandings, and commitments with respect thereto and shall take precedence over all terms, conditions and provisions on any purchase order form or form of order acknowledgment or other document purporting to address the same subject matter. This Agreement shall not be changed or modified in any manner except by an instrument signed by the duly authorized officers of each of the Parties hereto, which instrument shall make specific reference to this Agreement and shall express the plan or intention to modify same. For the avoidance of doubt, this Agreement neither affects, replaces nor supersedes the Prior BSA or the Prior QA, the terms of which shall remain in fun force and effect as set forth therein in relation to activities, rights, liabilities and obligations of each party thereunder.

b)	This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

c)	This Agreement becomes effective and binding on all Parties on and as of the last date that the Parties hereto have executed this Agreement.

[signatures on following page]

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Alder BioPharmaceuticals, Inc.		FUJIFILM Diosynth Biotechnologies U.S.A., Inc.

By:	/s/ Mark J. Litton	By:	/s/ Henrik Edeback

Name:	Mark J. Litton	Name:	Henrik Edeback

Title:	CBO	Title:	VP Finance

Date:	10/16/13	Date:	Oct 16, 2013

FUJIFILM Diosynth Biotechnologies U.S.A., Inc.

		By:	/s/ Stephen A. Spearman

		Name:	Stephen A. Spearman

		Title:	President

		Date:	16 October 2013

FUJIFILM Diosynth Biotechnologies UK Limited

		By:	/s/ Stephen C. Tayler

		Name:	Stephen C. Tayler

		Title:	VP Commercial

		Date:	16 October 2013

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